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Exhibit 23.4

Consent of Independent Chartered Accounts

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-4 No. 333-124944) of our reports dated 29 July 2005 (except for Note 27, as to which the date is 16 January 2006) related to Hay Hall Holdings Limited and 30 June 2005 (except for Note 28, as to which the date is 16 January 2006) related to Hay Hall Group Limited, which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO STOY HAYWARD, LLP

Birmingham, United Kingdom
January 16, 2006

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  Exhibit 23.4
Consent of Independent Chartered Accounts